EXHIBIT 10.38


                                  AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

      FOR VALUABLE CONSIDERATION, CHS ELECTRONICS, INC. ("Buyer") and Hugo Wyrsch ("Seller") hereby amend the Stock Purchase Agreement between them (the "Agreement"), dated March 29, 1996, as set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      1. DEFINITION OF NET EARNINGS. In lieu of using calendar year 1996 earnings as Net Earnings, for purposes of Section 1.2 of the Agreement, Net Earnings shall be the sum of: (a) Net Earnings during the nine (9) months ended September 30, 1996 ("Nine Months' Earnings"), plus (b) an amount equal to one-third (1/3) of such Nine Months' Earnings.

         2. COMPUTATION OF NINE MONTHS' EARNINGS. Nine Months' Earnings shall be computed in the same manner as Net Earnings pursuant to Section 1.2.3 of the Agreement, except that: (a) Nine Months' Earnings shall be based on unaudited financial statements of the Company as of and for the nine (9) months ended September 30, 1996 ("September Financial Statements") prepared by the Company and reviewed by Buyer's independent certified public accountants; and (b) Buyer shall cause its accountants to complete their review of such financial statements as soon as practicable after September 30, 1996. Promptly after completion and review of the September Financial Statements, Buyer shall provide Seller written notice ("Excess Price Notice") showing the computation of the Excess Price (if any) and the Per Share Value of CHS Common Stock (defined below), together with copies of the September Financial Statements.

      3. CHS SHARES.

         3.1 PER SHARE VALUE. The Per Share Value of the CHS Common Stock, for purposes of Section 1.2.2 of the Agreement, shall be the average closing price for CHS Common Stock on the NASDAQ National Stock Market during the thirty (30) day period ending September 30, 1996.

         3.2 ISSUANCE OF CHS SHARES. The Excess Price (if any) shall be paid in shares of CHS Common Stock, within ten (10) days after the date of Buyer's Excess Price Notice.

      4. REGISTRATION RIGHTS.

         4.1 "PIGGYBACK" RIGHTS. If at any time within two (2) years after the date the CHS Shares are issued to Seller, the Buyer proposes to register (including for this purpose a registration affected by the Buyer for shareholders other than the Seller) any of its Common Stock under the Securities of 1933 (the "Act"), in connection with the public offering of such securities solely for

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cash (other than a registration relating either to the sale of securities to participants in a common stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the CHS Shares), the Buyer shall, at such time, promptly give Seller written notice of such registration ("Registration Notice"). Upon the written request of Seller given within twenty
(20) days after mailing of such notice by the Buyer, the Buyer shall, subject to the provisions of Section 4.5, cause to be registered under the Act all of the CHS Shares that Seller has requested to be registered; PROVIDED, that in no event shall Seller request that the Buyer include in any such registration: (i) less than twenty percent (20%) of the CHS Shares; or (ii) CHS Shares which have an aggregate market value, determined as set forth below, which exceeds $1,000,000. For purposes of this Section 4, the market value of the CHS Common Stock shall be the average closing price thereof on the NASDAQ National Stock Market during the thirty (30) day period ending on the last trading day immediately preceding the date of the Registration Notice.

         4.2 BUYER'S OBLIGATIONS. Whenever required under this Agreement to effect the registration of any CHS Shares, the Buyer shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Seller, keep such registration statement effective for up to one hundred eighty (180) days; PROVIDED, however, that the Buyer may suspend sales at any time under the registration statement immediately upon notice to Seller at the last known address of Seller, for a period or periods of time not to exceed in the aggregate 90 days during any 12-month period, if there than exists material, non-public information relating to the Buyer which, in the reasonable opinion of the Buyer, would not be appropriate for disclosure during that time.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Seller such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as he may reasonably request in order to facilitate the disposition of CHS Shares owned by him.

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            (d) Use its best efforts to: (i) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Seller, provided that the Buyer shall not be required in connection therewith or as a condition thereto qualify to do business or to file a general consent to service of process in any such state or jurisdiction; and (ii) list such securities for trading and quotation on the NASDAQ National Stock Market (and/or such other stock exchange where the Common Stock may then be traded).

         4.3 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Agreement with respect to the CHS Shares of Seller that Seller shall furnish to the Buyer such information regarding himself, the CHS Shares held by him, and the intended method of disposition of such securities as shall be required to effect the registration of Seller's CHS Shares.

         4.4 EXPENSES OF BUYER REGISTRATION. The Buyer shall pay all expenses incurred in connection with any registration, filing or qualification of CHS Shares pursuant to Section 4 for Seller, including (without limitation) all registration, filing and qualification fees, and printers and accounting fees relating or apportionable thereto; PROVIDED, however, that Seller shall pay the fees and disbursements of counsel for Seller and underwriting discounts and commissions relating the CHS Shares.

         4.5 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Buyer, the Buyer shall not be required under this Section 4 to include any of the Seller's securities in such underwriting unless Seller accepts the terms of the underwriting as agreed upon between the Buyer and the underwriters selected by Buyer, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Buyer. If the total amount of securities, including CHS Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Buyer that the underwriters reasonably believe compatible with the success of the offering, than the Buyer shall be required to include in the offering only that number of such securities, including CHS Shares, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders).

         4.6 DELAY OF REGISTRATION. Seller shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Buyer as the result of any

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controversy that might arise with respect to the interpretation or implementation of this Agreement.

         4.7 OTHER AGREEMENTS. Buyer and Seller shall be entitled to customary indemnification and contribution rights against each other by reason of any loss, liability or expense resulting from misstatements or omissions in any registration statement filed hereunder, and the parties shall enter into such agreements as may be reasonably required to give effect to such indemnification and contribution rights, and which shall contain such terms and conditions as are customary in similar transactions. Seller's rights under this Section 4 may not be assigned or transferred.

      5. MISCELLANEOUS. This Amendment: (i) shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier, copies of the signature pages hereto; and (ii) may be executed in one or more counterparts, each of which will be considered an original and all of which will be considered the same document. Except as expressly amended hereby, the Agreement shall remain in full force and effect and is hereby ratified by the parties.

      IN WITNESS WHEREOF, the parties have executed this Amendment or cause this Amendment to be duly executed by their duly authorized officers as of the 16 day of October, 1996.


WITNESSES:                              CHS ELECTRONICS, INC.

/s/ ALEXIA MCNAMARA                     By:  /s/ CRAIG TOLL
-----------------------------              -----------------------------
Alexia McNamara                         Title:  CFO


/s/ [ILLEGIBLE]                             /s/ HUGO WYRSCH
-----------------------------           --------------------------------
[ILLEGIBLE]                                     HUGO WYRSCH


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